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                                                                     EXHIBIT 4.5


                                TRUST AGREEMENT
                                       OF
                       NATIONAL COMMERCE CAPITAL TRUST II


     THIS TRUST AGREEMENT is made as of November 16, 2001 (this "Trust Agreement"), by and among National Commerce Financial Corporation, a Tennessee corporation, as depositor (the "Depositor"), Sheldon Fox and Charles Neale, as administrative trustees (the "Administrative Trustees"), and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee," and together with the Administrative Trustees, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "National Commerce Capital Trust II" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts on behalf of the Trust, and sue and be sued on behalf of the Trust.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate.
It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)(S) 3801 et seq. (the "Business Trust Act"), and that this Trust
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Agreement constitute the governing instrument of the Trust.  The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in such form as the Trustees may approve. The Trust is hereby established by the Depositor and the Trustees for the purpose of (i) issuing preferred securities (the "Preferred Securities") and common securities (the "Common Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash, and investing the proceeds thereof in certain debt securities of the Depositor, and (ii) engaging in such other activities as are necessary, convenient or incidental thereto.

     3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement (the "Amended and Restated Trust Agreement") satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions which the Depositor deems necessary, convenient or incidental to effect the transactions contemplated herein and as the Trustees shall be directed in writing by the Depositor.
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     4.   The Depositor, as the depositor of the Trust, is hereby authorized, in its discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on such form as the Depositor determines (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement (including the prospectus, prospectus supplements and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on such appropriate form as the Depositor determines (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities; and (v) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) or (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Administrative Trustees, each of the Administrative Trustees, in its capacity as a trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Sheldon Fox and Charles Neale as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

     5. This Trust Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     6.   The number of trustees of the Trust initially shall be three and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty (30) days' prior notice to the Depositor.

     7. The Depositor hereby agrees, to the fullest extent permitted by applicable law, to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

     8. The Trust may be dissolved and terminated without issuing any Preferred Securities at the election of the Depositor.

     9. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


                            [SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                              NATIONAL COMMERCE FINANCIAL
                              CORPORATION, as Depositor


                              By:   /s/ Beth Whitehead
                                    --------------------------------------------
                                    Name:  Beth Whitehead
                                    Title:  Vice President and Associate Counsel



                              THE BANK OF NEW YORK (DELAWARE), as
                              Delaware Trustee


                              By:   /s/ James Longshaw
                                    --------------------------------------------
                                    Name:  James Longshaw
                                    Title:  Senior Vice President


                              /s/ Sheldon Fox
                              --------------------------------------------------
                              Name:  Sheldon Fox, as Administrative Trustee


                              /s/ Charles Neale
                              --------------------------------------------------
                              Name:  Charles Neale, as Administrative Trustee

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